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                                                                    EXHIBIT 10.5



                          AMENDMENT NUMBER ONE TO THE
                           NEW BEVERLY HOLDINGS, INC.
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     Amendment made this 11th day of December, 1997, by Beverly Enterprises, Inc. (the "Corporation").

                              W I T N E S S E T H:

     WHEREAS, effective as of December 3, 1997, Beverly Enterprises, Inc. (as in existence prior to the "Transaction" referenced below) (hereinafter referred to as "Old Beverly") transferred its healthcare business to a wholly-owned subsidiary of Old Beverly, i.e., New Beverly Holdings, Inc. ("NBHI"), which was then spun-off to the shareholders of Old Beverly, all pursuant to the Agreement and Plan of Distribution by and between Old Beverly, NBHI and Capstone Pharmacy Services, Inc. ("Capstone") dated as of April 15, 1997; and

     WHEREAS, immediately following such spin-off, Old Beverly merged with and into Capstone, with Capstone as the surviving corporation, all pursuant to the Agreement and Plan of Merger by and between Old Beverly and Capstone dated as of April 15, 1997 (all the aforementioned transactions to be referred to herein collectively as the "Transaction"); and

     WHEREAS, the Corporation adopted the New Beverly Holdings, Inc. Non-Employee Directors' Stock Option Plan on May 29, 1997 (the "Plan"); and

     WHEREAS, the Corporation desires, in light of the Transaction as hereinabove defined, to amend the Plan to increase the number of options granted under the Plan to reflect adjustments in the value of the Corporation's Stock following the Transaction; and

     WHEREAS, Section 8.1 of the Plan provides that it may be amended or modified by the Corporation at any time and from time to time;

     NOW, THEREFORE, Section 3.2 of the Plan is hereby amended to read in its entirety as follows:

          "Effective as of December 3, 1997, each Non-Employee Director as of his first Grant Date shall automatically be granted an Option to Purchase 3,375 shares of Common Stock, and shall automatically be granted an Option to purchase an additional 3,375 shares of Common Stock as of each Grant Date subsequent to the initial Grant Date applicable to such Non-Employee Director and during the term of this
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          Plan, with each such subsequent grant being effective as of the applicable Grant Date. To be eligible to receive such an Option grant with respect to any such Grant Date, the Non-Employee Director must be a Non-Employee Director on such Grant Date. All Options granted under this Section 3.2 shall be subject to the Common Stock availability provisions of Section 4.1. Each individual who first becomes a Non-Employee Director after the Effective Date shall automatically be granted an Option to purchase 3,375 shares of Common Stock, effective as of the Grant Date which is coincident with or next following the date on which such individual becomes a Non-Employee Director."

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by a duly authorized representative, as of the date and year first written above.

                                             BEVERLY ENTERPRISES, INC.

                                             By:
                                                 -------------------------------
                                             Its:
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